Exhibit 13(a)(4)

On May 2, 2023, the Fund by action of the Board of Trustees (the “Board”) upon the recommendation of the Board’s Audit Committee engaged Grant Thornton LLP as the independent registered public accounting firm to audit the Fund’s financial statements for the fiscal year ending September 30, 2023. During the Fund’s fiscal years ended September 30, 2022 and September 30, 2021 and the subsequent period from October 1, 2022 through May 2, 2023, neither the Fund nor anyone on its behalf has consulted with Grant Thornton LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(l)(iv) of Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”)) or reportable events (as described in paragraph (a)(l)(v) of said Item 304).

Cohen & Company, Ltd. (“Cohen”) previously served as the independent registered public accounting firm to the Fund. Cohen’s reports on the Fund’s financial statements for the fiscal years ended September 30, 2022 and September 30, 2021 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s fiscal years ended September 30, 2022 and September 30, 2021 and the subsequent period from October 1, 2022 through May 2, 2023, (i) there were no disagreements with Cohen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cohen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Fund’s financial statements for such fiscal years, and (ii) there were no “reportable events” of the kind described in Item 304(a)(l)(v) of Regulation S-K.

December 8, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Keystone Private Income Fund

File no. 811-23482

Dear Sir or Madam:

We have read Exhibit 99.IND PUB ACCT; Exhibit 13(a)(4) of Form N-CSR of Keystone Private Income Fund, dated December 8, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

COHEN & COMPANY, LTD.